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Exhibit 23.2

November 8, 2006	[LOGO]

Ellora Energy Inc.
5480 Valmont, Suite 350
Boulder, Colorado 80301

Ladies and Gentlemen:

        We consent to the use of the name MHA Petroleum Consultants, Inc., to references to MHA Petroleum Consultants, Inc., to the inclusion of our Summary Reports of MHA Petroleum Inc. dated June 8, 2006, which summarize our audit of Ellora Energy Inc.'s reserves as of January 1, 2006, the inclusion of our Summary Reports of MHA Petroleum Inc. dated September 18, 2006, which summarize our review of Ellora Energy Inc.'s reserves as of June 30, 2006, and information taken from the Reports in the Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission on or about November 9, 2006 and in the Prospectus, which is part of this Registration Statement. We also consent to the reference to our firm under the heading "Experts" in such Prospectus.

Very Truly Yours,

/s/ LESLIE S. O'CONNOR Leslie S. O'Connor Vice President MHA Petroleum Consultants, Inc.

14142 Denver West Parkway, Suite 190    Lakewood, Colorado 80401 USA    Telephone: 303-277-0270    Fax: 303-277-0276

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  Exhibit 23.2